UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 1, 2011

Medizone International, Inc.

(Exact name of registrant as specified in its charter)

Nevada

002-93277-D

87-0412648

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

144 Buena Vista, P.O. Box 742, Stinson Beach, California   94970

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (415) 868-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, the Board of Directors of Medizone International, Inc. (the “Registrant”), appointed Dr. Michael E. Shannon M.A., M.Sc., M.D., as President of the Registrant.  Prior to his appointment as President, Dr. Shannon had been serving in the position of Director of Medical Affairs of the Registrant.  Dr. Shannon also will continue to serve as a member of the Board of Directors of the Registrant.

Biographical Information

Dr. Shannon became a director of the Registrant on August 18, 2008, and assumed responsibility as Director of Medical Affairs of the Registrant. Dr. Shannon received his medical degree from Queen’s University in Canada, which included advanced training in surgery and sports medicine. He also holds post-graduate degrees in neurochemistry and physiology. He has been actively engaged in applied medical research within these areas for over 27 years. He served in the Canadian Forces for 31 years retiring at the rank of Commodore (Brigadier General equivalent) as Deputy Surgeon General for Canada. During the first Gulf War, Dr. Shannon served as the senior medical liaison officer for all of the Canadian forces. In 1996 he assumed responsibilities within Health Canada for re-organizing the Canadian blood system. Working with both the provincial and federal governments, he oversaw the development of a new corporate entity dedicated exclusively to the management of blood services in Canada. He was then appointed Director General for the Laboratory Centre for Disease Control, a position he held for three years. In December 2000, Dr. Shannon left the Canadian federal government to pursue a new career in industry. In that capacity, he simultaneously directed a phase III clinical trial in Canada, the United States and Great Britain for an artificial blood substitute product. Following completion of that work, he was asked to accept a special assignment with the Canadian Federal Government Auditor General’s office, his assignment being to conduct a cost benefit analysis of all government sponsored pharmacare programs and make recommendations directly to the Parliament of Canada. His assignment and presentation to Parliament was completed in November 2004. Dr. Shannon then served on a special assignment to the Canadian Public Health Agency (Centers for Disease Control equivalent in the United States) as Senior Medical Advisor. His responsibility was to direct the rebuilding of the Emergency Medical Response Capacity for Canada. In this regard and under his direction, the largest emergency medical response exercise in the history of the country, involving the overnight construction of a mobile hospital, hundreds of doctors and thousands of patients, was successfully held in Toronto in December 2007.  Dr. Shannon has been actively engaged in medical bio-oxidative (O3 based) research since 1987 and was directly responsible for the first human clinical trial to have ever been approved in North America which examined the efficacy of O3 delivered via minor autohemotherapy in the treatment of AIDS. He was also responsible for several primate studies utilizing O3 involving scientists from various departments within the Canadian Federal Government, as well as senior investigators from the Company and Cornell University. Dr. Shannon has served as the Senior Medical Advisor to the Company since 2002. In August of 2008, he accepted a position on the Board of Directors of the Company and assumed responsibility for medical affairs. In October 2008, he was also appointed the President of the Canadian Foundation for Global Health (“CFGH”).

Transactions with Related Persons

In 2005, the Registrant assisted in the formation of the CFGH, a not-for-profit foundation based in Ottawa, Canada.  The Registrant helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with the Registrant for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for the Registrant to use a tiered pricing structure for services and products in emerging economies and extend the reach of the Registrant’s technology to as many in need as possible.

The CFGH may not contract for research or other services on our behalf without the Registrant’s prior approval.  In addition, the Registrant’s understanding with the CFGH provides that all intellectual property, including but not limited to, scientific results, patents and trademarks that are derived from work done on the Registrant’s behalf or at the Registrant’s request by CFGH or parties contracted by CFGH with the Registrant’s prior approval will be the sole and exclusive property of the Registrant.

The CFGH is registered as a not-for-profit corporation under Canadian Federal Charter.  Dr. Michael E. Shannon M.A., M.Sc., M.D. is President of CFGH and maintains offices at CFGH. Dr. Shannon is also a member of our Board of Directors and is our President and Director of Medical Affairs.  Mr. Brad Goble, President of TDVGlobal, Inc., is also a board member of CFGH and serves as the Secretary-Treasurer for that organization. According to its website, TDVGlobal, Inc. “is a strategic management consulting company” focusing on the public sector.  It is based in Ottawa, Ontario, Canada.  Other members of the CFGH board are Edwin G. Marshall (our Chief Executive Officer and Chairman), Daniel D. Hoyt (one of our directors), Dr. Jill C. Marshall, NMD, (Mr. Marshall’s wife and a former corporate officer of the Company), and Dr. Ron St. John.

Compensation

The Board of Directors anticipates that Dr. Shannon’s compensation will not change from the prior arrangement he had as Director of Medical Affairs, as disclosed in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 7.01.

Regulation FD Disclosure.

On March 1, 2011, the Registrant issued a press release announcing the appointment of Dr. Shannon as the President of the Registrant.  The press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.   Financial Statements and Exhibits

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

Date: March 3, 2011

By:  /s/ Edwin G. Marshall

Edwin G. Marshall

Chairman of the Board and Chief Executive Officer

(Principal Executive Officer)

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